EXHIBIT 99.1

Peraso Announces Third Quarter 2025 Results

mmWave Product Revenue Increases 35% Sequentially to Quarterly Record

SAN JOSE, Calif., November 10, 2025 – Peraso Inc. (NASDAQ: PRSO) (“Peraso” or the “Company”), a pioneer in mmWave wireless technology solutions, today announced financial results for the third quarter ended September 30, 2025.

Management Commentary

“We had a notably strong third quarter, with total revenue increasing more than 45% sequentially driven by record quarterly revenue from our mmWave products,” commented Ron Glibbery, CEO of Peraso. “Complementing our top-line growth in the quarter, we delivered solid gross margin, while prudently managing expenses, contributing to improved bottom-line results.

“Also, during the quarter, we secured multiple design wins with both existing and new customers. This included our announced collaboration with WeLink to accelerate the deployment of high-speed broadband across dense urban areas in the U.S. leveraging Peraso’s 60 GHz technology. Then, in September, we received an initial production volume order from a new OEM customer valued at $0.9 million for the fixed wireless access equipment market. Most recently, we also completed initial field trials with our lead customer in the tactical communications market for a next-generation, mission-critical defense application.

“Our go-forward focus remains on further expanding our customer base and served markets that can benefit from the high-bandwidth, secure and power-efficient connectivity offered by Peraso’s 60 GHz wireless solutions. This includes continuing to convert our pipeline of existing customer engagements into additional design-wins, spanning mmWave fixed wireless access and adjacent new market applications for our 60 GHz solutions.”

Third Quarter 2025 Financial Results

Total net revenue for the third quarter of 2025 was $3.2 million, compared with $2.2 million in the prior quarter and $3.8 million in the same quarter a year ago. Product revenue for the third quarter of 2025 was $3.1 million, compared with $2.2 million in the prior quarter and $3.8 million in the same quarter a year ago. The sequential increase in total revenue was primarily attributable to a continued ramp in shipments of mmWave products.

GAAP gross margin for the third quarter of 2025 was 56.2%, compared with 48.3% in the prior quarter and 47.0% in the same quarter a year ago. On a non-GAAP basis, gross margin for the third quarter of 2025 was 56.2%, compared with 48.3% in the prior quarter and 61.7% in the same quarter a year ago. The sequential increase in both the GAAP and non-GAAP gross margins for the third quarter of 2025 was primarily attributable to a more favorable revenue mix of mmWave products and solutions, as well as shipments of inventory written down in prior periods.

Total operating expenses on a GAAP basis for the third quarter of 2025 were $3.0 million, compared with $2.9 million in the prior quarter and $4.5 million in the same quarter a year ago. Operating expenses on a non-GAAP basis for the third quarter of 2025, which excluded stock-based compensation, were $2.9 million compared with $2.7 million in the prior quarter and $3.3 million in the same quarter a year ago. The year-over-year decrease in third quarter 2025 operating expenses on a GAAP basis was primarily attributable to reduced stock-based compensation expense and amortization expense related to intangible assets, which were fully amortized as of December 31, 2024.

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GAAP net loss for the third quarter of 2025 was $1.2 million, or ($0.17) per share, compared with a net loss of $1.8 million, or ($0.31) per share, in the prior quarter and a net loss of $2.7 million, or ($0.98) per share, in the third quarter 0f 2024. Non-GAAP net loss, which also excludes the change in fair value of warrant liabilities, for the third quarter of 2025 was $1.1 million, or ($0.15) per share, compared with a net loss of $1.7 million, or ($0.28) per share, in the prior quarter and a net loss of $0.9 million, or ($0.34) per share, in the third quarter of 2024.

Adjusted EBITDA for the third quarter of 2025 was negative $1.0 million, compared with negative $1.6 million in the prior quarter and negative $0.8 million in the same quarter last year.

A reconciliation of GAAP to non-GAAP results and GAAP net loss to Adjusted EBITDA is provided in the financial statement tables following the text of this press release.

Business Outlook

The Company expects total net revenue for the fourth quarter of 2025 to be in the range of $2.8 million to $3.1 million.

Earnings Conference Call and Webcast Information

Ron Glibbery, CEO, and Jim Sullivan, CFO, will host a conference call and webcast with slides today, November 10th, at 1:30 p.m. Pacific Time.

Date: Monday, November  10, 2025

Time: 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time)

Conference Call Number: 1-888-506-0062

International Call Number: +1-973-528-0011

Participant Access Code: 634638

Webcast and Slides: Click Here

For those unable to listen to the live Web broadcast, it will be archived on the Company’s website, and can be accessed by visiting the Company’s investor page at https://investors.perasoinc.com/events-presentations. A replay of the conference call will also be available through November 17, 2025 and can be accessed by calling 1-877-481-4010, and using passcode 53125. International callers should dial 1-919-882-2331 and enter the same passcode at the prompt. Any supporting materials referenced during the live broadcast will be made available in the Investor Relations section of the Company’s website following the conclusion of the conference call.

Use of Non-GAAP Financial Measures

To supplement Peraso’s consolidated financial statements presented in accordance with GAAP, Peraso uses non-GAAP financial measures that exclude from the statement of operations the effects of stock-based compensation, amortization of reported intangible assets, severance costs, and the change in fair value of warrant liabilities. Peraso’s management believes that the presentation of these non-GAAP financial measures is useful to investors and other interested persons because they are one of the primary indicators that Peraso’s management uses for planning and forecasting future performance. The press release also makes reference to and reconciles GAAP net income (loss) and adjusted EBITDA, which the Company defines as GAAP net income (loss) before interest expense, the income tax provision, and depreciation and amortization, as well as stock-based compensation, amortization of reported intangible assets, severance costs, and the change in fair value of warrant liabilities. Management believes that the presentation of non-GAAP financial measures that exclude these items is useful to investors because management does not consider these charges part of the day-to-day business or reflective of the core operational activities of the Company that are within the control of management or that would be used to evaluate management’s operating performance.

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Investors are encouraged to review the reconciliations of these non-GAAP financial measures to the comparable GAAP results, which are provided in tables below the Condensed Consolidated Statements of Operations. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. For additional information regarding these non-GAAP financial measures, and management’s explanation of why it considers such measures to be useful, refer to the Current Report on Form 8-K dated November 10, 2025, that the Company filed with the Securities and Exchange Commission.

Forward-Looking Statements

This press release may contain forward-looking statements about the Company, including, without limitation, the Company’s expectations regarding growth prospects for the Company’s products and the Company’s 2025 revenue and gross margin trends. Forward-looking statements are based on certain assumptions and expectations of future events that are subject to risks and uncertainties. Actual results and trends may differ materially from historical results or those projected in any such forward-looking statements depending on a variety of factors. These factors include, but are not limited, to the following:

•	the Company’s ability to continue as a going concern;
•	the Company’s ability to raise additional capital to fund its operations;
•	the Company’s ability to maintain compliance with the continued listing requirements and standards of the Nasdaq Stock Market;
•	risks related to the process of reviewing and exploring potential strategic alternatives, which may be time-consuming, distracting, and disruptive to the Company’s business operations;
•	annual expense savings expected from the Company’s cost reduction initiatives;
•	the timing of customer orders and product shipments;
•	risks related to pandemics, wars and terrorist activities that may have an adverse impact on the Company’s business and financial results and result in component shortages and increased lead times that may negatively impact the Company’s ability to ship its products;
•	inflationary and tariff risks;
•	customer concentrations and length of billing and collection cycles, which may be impacted in the event of a global recession or economic downturn;
•	lengthy sales cycle;

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•	ability to enhance the Company’s existing proprietary technologies and develop new technologies;
•	achieving additional design wins for the Company’s products through the acceptance and adoption of its technology by potential customers and their suppliers;
•	difficulties and delays in the production, testing and marketing of the Company’s products;
•	reliance on manufacturing partners to assist successfully with the fabrication of and production of the Company’s products;
•	impacts of the end-of-life of the Company’s memory products;
•	availability of quantities of the Company’s products supplied by its manufacturing partners at a competitive cost;
•	level of intellectual property protection provided by the Company’s patents, the expenses and other consequences of litigation, including intellectual property infringement litigation, to which the Company may be or may become a party from time to time;
•	vigor and growth of markets served by the Company’s customers and its operations; and
•	other risks identified in the Company’s public filings it makes with the Securities and Exchange Commission.

Peraso does not intend to update publicly any forward-looking statement for any reason, except as required by law, even as new information becomes available or other events occur in the future.

About Peraso Inc.

Peraso Inc. (NASDAQ: PRSO) is a pioneer in high-performance 60 GHz unlicensed and 5G mmWave wireless technology, offering chipsets, antenna modules, software and IP. Peraso supports a variety of applications, including fixed wireless access, immersive video and factory automation. For additional information, please visit www.perasoinc.com.

Company Contact:

Jim Sullivan, CFO

Peraso Inc.

P: 408-418-7500

E: jsullivan@perasoinc.com

Investor Relations Contacts:

Shelton Group

Brett L. Perry | Leanne K. Sievers

P: 214-272-0070

E: sheltonir@sheltongroup.com

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PERASO INC.
Reconciliation of GAAP to Non-GAAP Net Loss and Net Loss Per Share
(In thousands, except per share amounts; unaudited)

| | Three Months Ended September 30, | | Nine Months Ended September 30, | |
|---|---|---|---|---|
| | 2025 | 2024 | 2025 | 2024 |
| **GAAP net loss** | $ (1,210) | $ (2,712) | $ (3,510) | $ (9,168) |
| Stock-based compensation expense | | | | |
| - Research and development | 76 | 506 | 222 | 1,863 |
| - Selling, general and administrative | 55 | 454 | 175 | 1,474 |
| Total stock-based compensation expense | 131 | 960 | 397 | 3,337 |
| Amortization of intangibles [1] | | | | |
| - Cost of net revenue | - | 564 | - | 1,691 |
| - Selling, general and administrative | - | 252 | - | 755 |
| Total amortization of intangible assets | - | 816 | - | 2,446 |
| Severance costs | | | | |
| - Research and development | - | - | - | 441 |
| - Selling, general and administrative | - | - | - | 5 |
| Total severance costs | - | - | - | 446 |
| Change in fair value of warrant liabilities | 16 | (4) | 10 | (1,649) |
| **Non-GAAP net loss** | $ (1,063) | $ (940) | $ (3,103) | $ (4,588) |
| | | | | |
| **GAAP net loss per share** | $ (0.17) | $ (0.98) | $ (0.55) | $ (3.62) |
| Reconciling items | | | | |
| - Stock-based compensation expense | 0.02 | 0.35 | 0.06 | 1.32 |
| - Amortization of intangible assets [1] | - | 0.29 | - | 0.96 |
| - Severance costs | - | - | - | 0.18 |
| - Change in fair value of warrant liabilities | - | - | - | (0.65) |
| **Non-GAAP net loss per share** | $ (0.15) | $ (0.34) | $ (0.49) | $ (1.81) |
| | | | | |
| **Shares used in computing non-GAAP net loss per share** | | | | |
| Basic and diluted | 7,257 | 2,780 | 6,332 | 2,530 |

(1) Non-cash charges for amortization of intangibles arising from acquired assets. These charges are included in cost of net revenue and selling, general and administrative expenses.

PERASO INC.
Reconciliation of GAAP Gross Profit to Non-GAAP Gross Profit
(In thousands, except percentages; unaudited)

| | Three Months Ended September 30, 2025 | | Nine Months Ended September 30, 2025 | |
|---|---|---|---|---|
| **GAAP gross profit** | $ 1,817 | 56.2% | $ 5,570 | 59.7% |
| Reconciling items: | | | | |
| - Amortization of intangibles | - | 0.0% | - | 0.0% |
| **Non-GAAP gross profit** | $ 1,817 | 56.2% | $ 5,570 | 59.7% |

| | Three Months Ended September 30, 2024 | | Nine Months Ended September 30, 2024 | |
|---|---|---|---|---|
| **GAAP gross profit** | $ 1,807 | 47.0% | $ 5,464 | 50.2% |
| Reconciling items: | | | | |
| - Amortization of intangibles | 564 | 14.7% | 1,691 | 15.5% |
| **Non-GAAP gross profit** | $ 2,371 | 61.7% | $ 7,155 | 65.7% |

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